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                                                                    EXHIBIT 99.3













              Unaudited Pro Forma Combined Condensed Financial Data


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                          BRIGGS & STRATTON CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

         We present below our historical and pro forma combined condensed financial data as of and for each of the periods indicated. The unaudited pro forma combined condensed financial data give effect to:

         - our issuance and sale on May 14, 2001 of $275.0 million principal amount of 8.875% senior notes due March 15, 2011 and our concurrent issuance and sale of $140.0 million principal amount of 5.00% convertible senior notes due May 15, 2006 and the application of the estimated net proceeds from these offerings to fund our acquisition of Generac Portable Products, Inc. and to repay a portion of the outstanding balance of our unrated commercial paper and short-term borrowings under our credit facilities; and

         - our acquisition of all of the stock of Generac for a cash purchase price of approximately $48.5 million (including $3.5 million of Generac's transaction expenses paid by us), replacing Generac's indebtedness and retiring the common stock warrants for a total of $215.7 million, and paying approximately $4.0 million of transaction expenses.

For purposes of the pro forma financial data, we have assumed that there will be no earnout payment with respect to the Generac acquisition. The convertible senior notes are convertible into our common stock at the conversion rate of
20.1846 shares for each $1,000 principal amount of convertible notes, subject to adjustment in certain circumstances.

         The unaudited pro forma combined condensed financial data are based on the estimates and assumptions included in the notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed financial data have been prepared using the purchase method of accounting in which the total cost of the Generac acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair market values at the effective date of the acquisition, assumed for purposes of the pro forma information to be approximated by historical values. Such allocations ultimately will be based on further management studies and due diligence and consequently are preliminary and subject to revision. We do not expect the final allocation of purchase price to differ materially from that presented in the pro forma data.

         We combined our consolidated statements of income for the nine months ended April 1, 2001 (unaudited) and for the year ended July 2, 2000 with Generac's consolidated statements of income for the nine months ended March 31, 2001 (unaudited) and for the year ended June 30, 2000 (unaudited). Our 2000 fiscal year ended on July 2, 2000, while Generac's 2000 fiscal year ended on December 31, 2000. In order to present Generac's historical consolidated statements of income in accordance with our fiscal year, we combined financial data for the appropriate periods derived from the financial results reported by Generac. We also combined our April 1, 2001 unaudited consolidated balance sheet with Generac's March 31, 2001 unaudited consolidated balance sheet.

         The unaudited pro forma combined condensed statements of income assume that our acquisition of Generac and the issuance of the $275 million principal amount of senior notes and the $140 million principal amount of convertible senior notes occurred on June 28, 1999, the beginning of our 2000 fiscal year. The unaudited pro forma combined condensed balance sheet assumes that the acquisition and these issuances occurred on April 1, 2001.

         The unaudited pro forma combined condensed financial data have been adjusted to eliminate intercompany accounts between Briggs & Stratton and Generac. No pro forma effect has been given to any operational or other synergies that may be realized from the acquisition.

         The unaudited pro forma combined condensed financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that might have been achieved had the transactions occurred as of an earlier date, and they are not necessarily indicative of

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future operating results or financial position. These pro forma amounts do not, therefore, project our financial position or results of operations for any future date or period. You should read the unaudited pro forma combined condensed financial data with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes included in our annual report on Form 10-K for the fiscal year ended July 2, 2000 and our quarterly report on Form 10-Q for the quarter ended April 1, 2001.



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              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  April 1, 2001
                                  (In millions)



                                                                                                                        Pro Forma
                                                                                                                         Combined
                                                                       Pro Forma                                     Statement after
                                     Briggs &     Adjustments       Statement after             Adjustments for       Offerings and
                                     Stratton    for Offerings         Offerings     Generac      Acquisition          Acquisition
                                  -------------  -------------      --------------- ----------  ---------------      ---------------
Current assets
  Cash and cash equivalents       $       30.1  $       268.2 (a)  $        298.3   $      0.9  $        (268.2) (b) $         31.0
  Accounts receivable, net               386.6            --                386.6         33.6             (0.6) (c)          419.6
  Inventories                            294.9            --                294.9         64.7              --                359.6
  Other                                   61.3            --                 61.3          6.6              --                 67.9
                                  ------------  -------------      --------------   ----------  ---------------      --------------
     Total current assets                772.9          268.2             1,041.1        105.8           (268.8)              878.1

Other assets, net                         83.5            9.5 (a)            93.0        206.5            (46.9) (d)          252.6
Plant and equipment, net                 399.5            --                399.5         26.9              --                426.4
                                  ------------  -------------      --------------   ----------  ---------------      --------------
     Total assets                 $    1,255.9  $       277.7      $      1,533.6   $    339.2  $        (315.7)     $      1,557.1
                                  ============  =============      ==============   ==========  ===============      ==============

Current liabilities
  Accounts payable                $      106.0  $         --       $        106.0   $     10.7  $          (0.6) (c) $        116.1
  Short-term debt and current
    maturities of long-term debt         350.7         (131.8) (a)          218.9         92.7            (92.7) (b)          218.9
  Accrued liabilities                    156.0            --                156.0          9.8              --                165.8
                                  ------------  -------------      --------------   ----------  ---------------      --------------
     Total current liabilities           612.7         (131.8)              480.9        113.2            (93.3)              500.8

Deferred revenue on sale of plant
  and equipment                           15.6            --                 15.6          --               --                 15.6
Deferred income tax liability             12.2            --                 12.2          1.2              --                 13.4
Other long-term obligations               91.3            --                 91.3          1.2              --                 92.5
Long-term debt                            98.7          409.5 (a)           508.2        122.1           (120.9) (b)          509.4
                                  ------------  -------------      --------------   ----------  ---------------      --------------
     Total liabilities                   830.5          277.7             1,108.2        237.7           (214.2)            1,131.7

Generac common stock warrants              --             --                  --           2.1             (2.1) (b)            --

Shareholders' investment
  Common stock and additional
    paid-in capital                       36.3            --                 36.3        112.5           (112.5) (d)           36.3
  Retained earnings                      745.4            --                745.4          1.3             (1.3) (d)          745.4
  Accumulated other comprehensive
    loss                                  (5.7)           --                 (5.7)        (2.7)             2.7  (d)           (5.7)
  Unearned compensation on
   restricted stock                       (0.3)           --                 (0.3)         --               --                 (0.3)
  Treasury stock at cost, 7,328
    shares                              (350.3)           --               (350.3)         --               --               (350.3)
  Excess of purchase price over
   book value of net assets
   acquired from
   entities partially under
     common control                        --             --                  --         (11.7)            11.7  (d)            --
                                  ------------  -------------      --------------   ----------  ---------------      --------------
     Total shareholders'
       investment                        425.4            --                425.4         99.4            (99.4)              425.4
                                  ------------  -------------      --------------   ----------  ---------------      --------------
     Total liabilities and
       shareholders' investment   $    1,255.9  $       277.7      $      1,533.6   $    339.2  $        (315.7)     $      1,557.1
                                  ============  =============      ==============   ==========  ===============      ==============

(a) Reflects the portion of the $415.0 million debt offerings (net of $5.5 million discount) to be used to (i) replace $131.8 million of short-term debt; (ii) fund $268.2 million of cash for payment of the Generac acquisition; and (iii) pay the estimated $9.5 million of offering issuance costs (including underwriting discount), which are reflected as deferred financing costs in other assets.

(b) Reflects the use of cash to (i) purchase the Generac common stock for $48.5 million; (ii) pay the estimated $4.0 million of transaction fees; and (iii) repay Generac debt and retire the common stock warrants for a total of $215.7 million.

(c)  Reflects the elimination of intercompany accounts from sales to Generac.

(d) Represents the purchase price allocation for the Generac acquisition and the elimination of the related investment. The adjustment to Generac's historical goodwill to reflect the purchase price allocation is as follows:

                  Net assets acquired                                             $              99.4
                  Consideration paid plus related transaction fees                               52.5
                                                                                  -------------------
                  Goodwill adjustment                                             $              46.9
                                                                                  ===================


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           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        NINE MONTHS ENDED APRIL 1, 2001
                  (IN MILLIONS, EXCEPT PER SHARE INFORMATION)


                                                                                                                   Combined
                                                               Pro Forma                                       Statements After
                                Briggs &  Adjustments       Statement after               Adjustments for       Offerings and
                                Stratton for Offerings         Offerings         Generac    Acquisition          Acquisition
                                -------- -------------      ---------------      -------  ---------------      ----------------
Net sales                       $  978.9 $         -        $         978.9      $ 143.9  $         (17.6) (c) $        1,105.2
Cost of goods sold                 797.1           -                  797.1        116.5            (17.7) (c)            895.9
                                -------- -------------      ---------------      -------  ---------------      ----------------
    Gross profit on sales          181.8           -                  181.8         27.4              0.1                 209.3

Engineering, selling, general
    and administrative expenses    100.0           -                  100.0         31.4              1.7  (d)            133.1
                                -------- -------------      ---------------      -------  ---------------      ----------------

     Income (loss) from
       operations                   81.8           -                   81.8         (4.0)            (1.6)                 76.2

Interest expense                   (21.7)        (18.2) (a)           (39.9)       (16.5)            16.5  (e)            (39.9)
Other income/(expense)  (f)          9.0           -                    9.0         (0.8)             -                     8.2
                                -------- -------------      ---------------      -------  ---------------      ----------------

    Income (loss) before income
      taxes                         69.1         (18.2)                50.9        (21.3)            14.9                  44.5

Income tax provision (benefit)      25.6          (6.7) (b)            18.9         (7.5)             5.5  (b)             16.9
                                -------- -------------      ---------------      -------  ---------------      ----------------
Net income (loss)               $   43.5 $       (11.5)     $          32.0      $ (13.8) $           9.4      $           27.6
                                ======== =============      ===============      =======  ===============      ================

Earnings per share:
    Basic                       $   2.01                    $          1.48 (g)                                $           1.28
    Diluted                     $   2.01                    $          1.45                                    $           1.27 (g)

Weighted average shares
  outstanding:
    Basic                           21.6                               21.6 (g)                                            21.6
    Diluted                         21.6                               24.3                                                24.3 (g)


(a) Reflects the interest expense on the proceeds of the offerings used to fund the Generac acquisition and the incremental interest expense related to the portion of the offering proceeds used to replace short-term debt. The interest rate is 8.875% on the $275 million of long term debt and 5.0% interest on the $140.0 million of long term convertible debt, and includes amortization of debt issuance costs and discounts.

(b) Reflects the related tax impact of the pro forma adjustments assuming a 37% effective tax rate.

(c) Reflects the elimination of intercompany sales and intercompany profit on sales to Generac. Intercompany profit was determined based on the overall gross profit percentage of Briggs & Stratton.

(d) Reflects incremental amortization of goodwill as adjusted for the acquisition over a 20 year life.

(e) Reflects the elimination of Generac's historical interest expense assuming the repayment of historical Generac debt.

(f) Additional interest income of $0.3 million for the nine months ended April 1, 2001 would have resulted from the investment of excess funds during non-peak borrowing periods during the nine month period assuming a 5% interest rate on invested funds. This income is not reflected in the pro forma combined condensed statement of income.

(g) Reflects the dilution of earnings per share assuming conversion of $140 million of the convertible notes.



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           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                             YEAR ENDED JULY 2, 2000
                  (IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                                                                                                  Pro Forma Combined
                                                                       Pro Forma                                    Statements After
                                       Briggs &     Adjustments for  Statement After              Adjustments for   Offerings and
                                       Stratton        Offerings        Offerings       Generac     Acquisition      Acquisition
                                       ---------    ---------------  ---------------  ----------- --------------- ------------------
Net sales                              $ 1,590.6         $     -        $ 1,590.6       $ 352.2       $ (31.6) (c)   $ 1,911.2
Cost of goods sold                       1,251.1               -          1,251.1         265.2         (30.7) (c)     1,485.6
                                       ----------   -------------    -------------   -----------  ------------       ----------
    Gross profit on sales                  339.5               -            339.5          87.0          (0.9)           425.6

Engineering, selling, general
    and administrative expenses            134.2               -            134.2          58.0           2.3  (d)       194.5
                                       ----------   -------------    -------------   -----------  ------------       ----------

     Income from operations                205.3               -            205.3          29.0          (3.2)           231.1

Interest expense                           (21.3)          (26.4) (a)       (47.7)        (20.9)         20.9  (e)       (47.7)
Other income/(expense)  (f)                 32.7               -             32.7          (1.5)            -             31.2
                                       ----------   -------------    -------------   -----------  ------------       ----------

    Income before income taxes             216.7           (26.4)           190.3           6.6          17.7            214.6

Income tax provision                        80.2            (9.8) (b)        70.4           2.4           6.5  (b)        79.3

                                       ----------   -------------    -------------   -----------  ------------       ----------
Net income                             $   136.5         $ (16.6)       $   119.9       $   4.2       $  11.2        $   135.3
                                       ==========   =============    =============   ===========  ============       ==========

Earnings per share:
    Basic                              $    5.99                        $    5.26                                    $    5.93
    Diluted                            $    5.97                        $    4.87 (g)                                $    5.48  (g)

Weighted average shares outstanding:
    Basic                                   22.8                             22.8                                         22.8
    Diluted                                 22.8                             25.5 (g)                                     25.5  (g)



(a) Reflects the interest expense on the proceeds of the offerings used to fund the Generac acquisition and the incremental interest expense related to the portion of the offering proceeds used to replace short-term debt. The interest rate is 8.875% on the $275 million of long term debt and 5.0% interest on the $140.0 million of long term convertible debt, and includes amortization of debt issuance costs and discounts.

(b) Reflects the related tax impact of the pro forma adjustments assuming a 37% effective tax rate.

(c) Reflects the elimination of intercompany sales and intercompany profit on sales to Generac. Intercompany profit was determined based on the overall gross profit percentage of Briggs & Stratton.

(d) Reflects incremental amortization of goodwill as adjusted for the acquisition over a 20 year life.

(e) Reflects the elimination of Generac's historical interest expense assuming the repayment of historical Generac debt.

(f) Additional interest income of $2.2 million for the year ended July 2, 2000 would have resulted from the investment of excess funds during non-peak borrowing periods during the fiscal year assuming a 5% interest rate on invested funds. This income is not reflected in the pro forma combined condensed statement of income.

(g) Reflects the dilution of earnings per share assuming conversion of $140.0 million of the convertible notes.



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